                                                                    Exhibit 1(y)

                     FIFTH AMENDMENT DATED DECEMBER 9, 2008

                             TO JANUS ASPEN SERIES'
                      AMENDED AND RESTATED TRUST INSTRUMENT
                              DATED MARCH 18, 2003
                          AND AMENDED DECEMBER 29, 2005

Pursuant to authority granted by the Trustees, Schedule A of the Amended and Restated Trust Instrument, as amended, is further amended effective on or about May 1, 2009, as follows, to reflect (1) the name change of Fundamental Equity Portfolio to Research Core Portfolio, (2) the name change of International Growth Portfolio to Overseas Portfolio, (3) the name change of Large Cap Growth Portfolio to Janus Portfolio, (4) the name change of Mid Cap Growth Portfolio to Enterprise Portfolio, (5) the name change of Worldwide Growth Portfolio to Worldwide Portfolio, and (6) the addition of Modular Portfolio Construction Portfolio.

                                   SCHEDULE A

Series of the Trust                              Available Classes
----------------------------------------------   -------------------------------
Balanced Portfolio                               Institutional Shares
                                                 Service Shares

Flexible Bond Portfolio                          Institutional Shares
                                                 Service Shares

Forty Portfolio                                  Institutional Shares
                                                 Service Shares

Research Core Portfolio                          Institutional Shares
                                                 Service Shares

Global Life Sciences Portfolio                   Institutional Shares
                                                 Service Shares

Global Technology Portfolio                      Institutional Shares
                                                 Service Shares
                                                 Service II Shares

Growth and Income Portfolio                      Institutional Shares
                                                 Service Shares

Overseas Portfolio                               Institutional Shares
                                                 Service Shares
                                                 Service II Shares

Janus Portfolio                                  Institutional Shares
                                                 Service Shares

Enterprise Portfolio                             Institutional Shares
                                                 Service Shares

Mid Cap Value Portfolio                          Institutional Shares
                                                 Service Shares

Modular Portfolio Construction Portfolio         Service Shares

Money Market Portfolio                           Institutional Shares

Janus Aspen INTECH Risk-Managed Core Portfolio   Service Shares

Small Company Value Portfolio                    Service Shares

Worldwide Portfolio                              Institutional Shares
                                                 Service Shares
                                                 Service II Shares

[SEAL]